EXHIBIT 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the shares of Common Stock of America’s Car-Mart, Inc., a Texas corporation and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.
The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.
This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of April 19, 2010.

RANGER INVESTMENT MANAGEMENT, L.P.
By:	Ranger Investment Group, L.L.C.
Its General Partner

By:	Ranger Capital Group Holdings, L.P.
Its Managing Member

By:	Ranger Capital Group, L.L.C.
Its General Partner

By:	/s/ Nim Hacker
	Name:	Nim Hacker
	Title:	Authorized Signatory

RANGER INVESTMENT GROUP, L.L.C.
By:	Ranger Capital Group Holdings, L.P.
Its Managing Member

By:	Ranger Capital Group, L.L.C.
Its General Partner

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By:	/s/ Nim Hacker
	Name:	Nim Hacker
	Title:	Authorized Signatory

RANGER CAPITAL GROUP HOLDINGS, L.P.
By:	Ranger Capital Group, L.L.C.
Its General Partner

By:	/s/ Nim Hacker
	Name:	Nim Hacker
	Title:	Authorized Signatory

RANGER CAPITAL GROUP, L.L.C.
By:	/s/ Nim Hacker
	Name:	Nim Hacker
	Title:	Authorized Signatory

JASON CHRISTOPHER ELLIOTT
By:	/s/ Jason Christopher Elliott

WILLIAM CONRAD DOENGES
By:	/s/ William Conrad Doenges

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